Exhibit 4(o)

Form of Retirement Income Choice Rider

WESTERN RESERVE LIFE	Administrative Office:
ASSURANCE CO. OF OHIO	4333 Edgewood Road N.E.
(A STOCK COMPANY)	Cedar Rapids, Iowa 52499
Home Office: Columbus, Ohio	(800) 851-9777

GUARANTEED LIFETIME WITHDRAWAL BENEFIT RIDER

This rider is issued as a part of the policy (contract) to which it is attached.

All provisions of the policy that do not conflict with this rider apply to this rider. In the event of any conflict between the provisions of this rider and the provisions of the policy, the provisions of this rider shall prevail over the provisions of the policy.

Rider Data Specification

Policy Number:	12345
Rider Date:	01/01/2008
Growth Rate Percentage:	5.00%
Initial Rider Fee Percentage:	0.60%
Annuitant:	JOHN DOE

Annuitant’s Issue Age/Sex:	35 / MALE

ARTICLE I

You may cancel this rider before midnight of the thirtieth day after you received it and no rider fees will be assessed.

This rider will terminate upon the annuitant’s death, if you surrender your policy, elect to upgrade (as described in Article III of this rider), or elect to receive annuity payments under your policy. This rider will also terminate if the policy to which this rider is attached, is assigned or if the owner is changed without our approval. You can terminate this rider within 30 days after the fifth rider anniversary and every fifth rider anniversary thereafter. Termination of the rider will result in the loss of all benefits provided by the rider.

If you elect this rider, 100% of your policy value must be in one or more of the designated funds. You can generally transfer between the designated funds as permitted under your policy; however, you cannot make transfers as provided for in the policy to a non-designated fund while this rider is in force. If you wish to make a transfer to a non-designated fund, this rider must be terminated, as described above, prior to making the transfer.

A rider fee will be deducted on each rider anniversary and upon rider termination as described below.

DEFINITIONS:

Terms used that are not defined in this rider shall have the same meaning as those in your policy.

Designated Funds

Investment options authorized for use with this rider and identified by us as designated funds.

RGMB 28 0108	(1)	(Income - Single)

ARTICLE I CONTINUED

Excess Withdrawal

The excess of a gross partial withdrawal over the rider withdrawal amount remaining prior to the withdrawal, if any.

Gross Partial Withdrawal

The amount which will be deducted from your policy value as a result of each partial withdrawal.

Rider Anniversary

The anniversary of the rider date.

Rider Fee

The rider fee is the rider fee percentage multiplied by the withdrawal base at the time the fee is deducted. This amount will change if the withdrawal base changes. The rider fee percentage will not change during the first five rider years, and will only change thereafter due to an automatic step-up. You will be notified of any increase in the rider fee percentage. This fee will be deducted from each investment option in proportion to the amount of policy value in that investment option on each rider anniversary prior to any increase in the withdrawal base. A portion of this fee will also be deducted when the rider is terminated based on the number of days that have elapsed since the previous rider anniversary.

Rider Monthiversary

The same day of the month as the rider date. For months not containing that day, we will use the first day of the following month.

Rider Withdrawal Amount

The total amount that can be withdrawn from the policy each rider year without reducing the withdrawal base. This amount will change if the withdrawal base changes.

Rider Year

Each twelve-month period following the rider date.

Withdrawal Base

The amount used to calculate the rider withdrawal amount and the rider fee. This amount cannot be taken as a lump sum.

ARTICLE II

GUARANTEED LIFETIME WITHDRAWAL BENEFIT

Under this rider, we guarantee that you can withdraw up to the rider withdrawal amount each rider year, regardless of the policy value, until the annuitant’s death.

The withdrawal percentage is determined by the attained age (age at last birthday) of the annuitant at the time of the first withdrawal of any amount from the policy value taken on or after the rider anniversary following the annuitant’s 59th birthday. Once the withdrawal percentage is established, it may only be changed by an upgrade and redetermined at that time. The withdrawal percentages are shown in the table below.

Attained Age	Withdrawal Percentage
0 - 58	0.0%
59 - 69	5.0%
70 - 79	6.0%
80 +	7.0%

If the annuitant is not yet 59 on the rider date, the withdrawal percentage will be zero until the rider anniversary following the annuitant’s 59th birthday.

Withdrawals will reduce the policy value of the policy to which this rider is attached. If the policy value equals zero, you cannot make subsequent premium payments and all other policy features, benefits and guarantees are no longer available. Withdrawals guaranteed by this rider can be continued by selecting an amount and frequency in accordance with the policy provisions to which this rider attaches. Once the payment amount and frequency are established, they cannot be changed and no additional withdrawals will be allowed.

RGMB 28 0108	(2)	(Income - Single)

ARTICLE II CONTINUED

ISSUE AGE AND SURVIVAL

The benefits under this rider depend on the annuitant being alive at the time of withdrawal and the amount of the benefit depends on the issue age of the annuitant. Proof of survival and the issue age may be required by the Company.

If the annuitant’s age has been misstated, this rider’s fees and benefits will be adjusted to the amounts which would have been calculated for the correct age. However, if this rider would not have been issued had the age not been misstated, the rider is treated as if it never existed. If withdrawals under the provisions of the rider have already commenced and the misstatement caused the rider withdrawal amount to be overstated, any withdrawal in excess of the correct rider withdrawal amount will be considered an excess withdrawal and will impact the withdrawal base and rider withdrawal amount. If overpayments occurred when the sum of the accumulated values in all the designated funds was zero, the amount of that overpayment will be deducted from one or more future payments until this amount is paid in full.

RIDER WITHDRAWAL AMOUNT

The rider withdrawal amount will be equal to the greater of 1) and 2), where:

1)	is the withdrawal percentage multiplied by the withdrawal base;

2)	is an amount equal to the minimum required distribution amount. Prior to the 1st rider anniversary, this amount is based on the initial policy value on the rider date. After this time, the minimum required distribution is calculated based on the rules established by the IRS. The minimum required distribution may only be used if all of the following are true:

A)	the policy to which this rider is attached is a tax-qualified policy for which IRS minimum required distributions are required,

B)	the minimum required distributions do not start prior to the annuitant’s attained age 70 1/2,

C)	the minimum required distributions are based on either the Uniform Lifetime table or the Joint Life and Last Survivor Expectancy table,

D)	the minimum required distributions are based on age of the living annuitant. The minimum required distributions can not be based on the age of someone who is deceased,

E)	the minimum required distributions are based only on the policy to which this rider is attached, and

F)	the minimum required distributions are only for the current rider year. Amounts carried over from past rider years are not considered.

If any of the above are not true, then 2) is equal to zero and it is not available as a rider withdrawal amount. An amount in addition to the amount described in 2) above, may need to be taken to satisfy minimum required distributions, in certain situations. Such additional withdrawal amount will be considered an excess withdrawal.

If you withdraw less than the rider withdrawal amount in a rider year, the unused portion cannot be carried over to the next rider year.

RGMB 28 0108	(3)	(Income - Single)

ARTICLE II CONTINUED

WITHDRAWAL BASE

The withdrawal base is used to calculate the rider withdrawal amount. On the rider date, the initial withdrawal base is equal to the policy value (less any premium enhancements if the rider is added in the first policy year). During any rider year, the withdrawal base is increased by subsequent premium payments (less any premium enhancements), and is reduced for excess withdrawals.

On each rider anniversary, the withdrawal base will be set to the greatest of:

1)	The current withdrawal base;

2)	The policy value on the rider anniversary;

3)	The highest policy value on a rider monthiversary; or

4)	The current withdrawal base immediately prior to anniversary processing increased by the growth rate percentage.

Item 3) above will be zero if there have been any excess withdrawals in the current rider year. Item 4) above will be zero after the 10th rider anniversary or if there have been any withdrawals in the current rider year.

AUTOMATIC STEP-UP FEATURE

The rider receives an automatic step-up on the rider anniversary if the withdrawal base is set equal to the policy value or the highest policy value on a rider monthiversary. This feature does not require the termination of the existing rider. This rider will continue with the same rider date and features. The rider fee percentage may be changed due to an automatic step-up, but there will be no increase in the rider fee percentage during the first five rider years. Following the fifth rider anniversary, the rider fee percentage may be increased due to an automatic step-up, but will not increase more than 0.75% from the initial rider fee percentage shown on page 1.

You have the right to reject an automatic step-up within 30 days following a rider anniversary, if the rider fee percentage increases. If you reject an automatic step-up, you must notify us in a manner which is acceptable to us. Changes as a result of the automatic step-up feature will be reversed. And any increase in the rider fee percentage will also be reversed.

WITHDRAWAL BASE ADJUSTMENTS

Gross partial withdrawals, taken in a rider year, less than or equal to the rider withdrawal amount will not reduce the withdrawal base. Excess withdrawals will reduce the withdrawal base by the withdrawal base adjustment. The withdrawal base adjustment is the greater of 1) and 2), where:

1)	is the excess withdrawal amount; and

2)	is the result of (A multiplied by B), divided by C, where:

A)	is the excess withdrawal;

B)	is the withdrawal base prior to the excess withdrawal amount; and

C)	is the policy value after the rider withdrawal amount has been withdrawn, but prior to the withdrawal of the excess withdrawal amount.

RGMB 28 0108	(4)	(Income - Single)

ARTICLE III

CONTINUATION

In the case of spousal joint owners where one spouse is the annuitant, if the spouse who is not the annuitant dies and the surviving spouse is the sole beneficiary, the surviving spouse may elect to continue the policy and rider. In the case of spousal joint owners where one spouse is the annuitant, if the spouse who is the annuitant dies, this rider will terminate.

In the case of non-spousal joint owners where an owner who is not the annuitant dies, the surviving owner (who is also the sole designated beneficiary) may elect to receive lifetime income payments under this rider instead of receiving any benefits applicable to the policy. The lifetime income payments must begin no later than 1 year after the owner’s death and will be equal to the rider withdrawal amount divided by the number of payments made per year. Once the payments begin, no additional premium payments will be accepted and no additional withdrawals will be paid.

ANNUITIZATION

On the maximum annuity commencement date, you will have the option to receive lifetime income payments that are no less than your rider withdrawal amount each year. This option will also guarantee that the sum of all income payments received over time will equal or exceed the policy value on the maximum annuity commencement date. If the annuitant should die before the sum of all income payments received equals or exceeds the policy value on the maximum annuity commencement date, the annuitant’s beneficiary will receive a final payment equal to the difference.

RIDER UPGRADE

You may elect, in writing, to upgrade the withdrawal base to the policy value within 30 days after the fifth rider anniversary and every fifth rider anniversary thereafter, subject to the issue age restrictions on the new rider. If an upgrade is elected, this rider will terminate and a new rider with the same features will be issued with a new rider date. The new rider will have its own growth rate percentage which may be lower than this rider’s growth rate percentage. The new rider will have its own rider fee percentage which may be higher than this rider’s rider fee percentage.

At the time of upgrade, the rider withdrawal amount will be recalculated based on the new withdrawal base.

The new rider date will be the date the Company receives all information necessary, in a written form acceptable to the Company, to process the upgrade.

Signed for us at our home office.

/s/ Brenda K. Clancy
SECRETARY	PRESIDENT

RGMB 28 0108	(5)	(Income - Single)

WESTERN RESERVE LIFE	Administrative Office:
ASSURANCE CO. OF OHIO	4333 Edgewood Road N.E.
(A STOCK COMPANY)	Cedar Rapids, Iowa 52499
Home Office: Columbus, Ohio	(800) 851-9777

GUARANTEED LIFETIME WITHDRAWAL BENEFIT RIDER

This rider is issued as a part of the policy (contract) to which it is attached.

All provisions of the policy that do not conflict with this rider apply to this rider. In the event of any conflict between the provisions of this rider and the provisions of the policy, the provisions of this rider shall prevail over the provisions of the policy.

Rider Data Specification
Policy Number:	12345
Rider Date:	01/01/2008
Growth Rate Percentage:	5.00%
Initial Rider Fee Percentage:	0.75%
Annuitant:	JOHN DOE

Annuitant’s Issue Age/Sex:	35 / MALE

ARTICLE I

You may cancel this rider before midnight of the thirtieth day after you received it and no rider fees will be assessed.

This rider will terminate upon the annuitant’s death, if you surrender your policy, elect to upgrade (as described in Article III of this rider), or elect to receive annuity payments under your policy. This rider will also terminate if the policy to which this rider is attached, is assigned or if the owner is changed without our approval. You can terminate this rider within 30 days after the fifth rider anniversary and every fifth rider anniversary thereafter. Termination of the rider will result in the loss of all benefits provided by the rider.

If you elect this rider, 100% of your policy value must be in one or more of the designated funds. You can generally transfer between the designated funds as permitted under your policy; however, you cannot make transfers as provided for in the policy to a non-designated fund while this rider is in force. If you wish to make a transfer to a non-designated fund, this rider must be terminated, as described above, prior to making the transfer.

A rider fee will be deducted on each rider anniversary and upon rider termination as described below.

DEFINITIONS:

Terms used that are not defined in this rider shall have the same meaning as those in your policy.

Designated Funds

Investment options authorized for use with this rider and identified by us as designated funds.

RGMB 30 0108	(1)	(Income-Single - Enh)

ARTICLE I CONTINUED

Excess Withdrawal

The excess of a gross partial withdrawal over the rider withdrawal amount remaining prior to the withdrawal, if any.

Gross Partial Withdrawal

The amount which will be deducted from your policy value as a result of each partial withdrawal.

Rider Anniversary

The anniversary of the rider date.

Rider Fee

The rider fee is the rider fee percentage multiplied by the withdrawal base at the time the fee is deducted. This amount will change if the withdrawal base changes. The rider fee percentage will not change during the first five rider years, and will only change thereafter due to an automatic step-up. You will be notified of any increase in the rider fee percentage. This fee will be deducted from each investment option in proportion to the amount of policy value in that investment option on each rider anniversary prior to any increase in the withdrawal base. A portion of this fee will also be deducted when the rider is terminated based on the number of days that have elapsed since the previous rider anniversary.

Rider Monthiversary

The same day of the month as the rider date. For months not containing that day, we will use the first day of the following month.

Rider Withdrawal Amount

The total amount that can be withdrawn from the policy each rider year without reducing the withdrawal base. This amount will change if the withdrawal base changes.

Rider Year

Each twelve-month period following the rider date.

Withdrawal Base

The amount used to calculate the rider withdrawal amount and the rider fee. This amount cannot be taken as a lump sum.

ARTICLE II

GUARANTEED LIFETIME WITHDRAWAL BENEFIT

Under this rider, we guarantee that you can withdraw up to the rider withdrawal amount each rider year, regardless of the policy value, until the annuitant’s death.

The withdrawal percentage is determined by the attained age (age at last birthday) of the annuitant at the time of the first withdrawal of any amount from the policy value taken on or after the rider anniversary following the annuitant’s 59th birthday. Once the withdrawal percentage is established, it may only be changed by an upgrade and redetermined at that time. The withdrawal percentages are shown in the table below.

Attained Age	Withdrawal Percentage
0 - 58	0.0%
59 - 69	5.0%
70 - 79	6.0%
80 +	7.0%

If the annuitant is not yet 59 on the rider date, the withdrawal percentage will be zero until the rider anniversary following the annuitant’s 59th birthday.

Withdrawals will reduce the policy value of the policy to which this rider is attached. If the policy value equals zero, you cannot make subsequent premium payments and all other policy features, benefits and guarantees are no longer available. Withdrawals guaranteed by this rider can be continued by selecting an amount and frequency in accordance with the policy provisions to which this rider attaches. Once the payment amount and frequency are established, they cannot be changed and no additional withdrawals will be allowed.

RGMB 30 0108	(2)	(Income - Single - Enh)

ARTICLE II CONTINUED

ISSUE AGE AND SURVIVAL

The benefits under this rider depend on the annuitant being alive at the time of withdrawal and the amount of the benefit depends on the issue age of the annuitant. Proof of survival and the issue age may be required by the Company.

If the annuitant’s age has been misstated, this rider’s fees and benefits will be adjusted to the amounts which would have been calculated for the correct age. However, if this rider would not have been issued had the age not been misstated, the rider is treated as if it never existed. If withdrawals under the provisions of the rider have already commenced and the misstatement caused the rider withdrawal amount to be overstated, any withdrawal in excess of the correct rider withdrawal amount will be considered an excess withdrawal and will impact the withdrawal base and rider withdrawal amount. If overpayments occurred when the sum of the accumulated values in all the designated funds was zero, the amount of that overpayment will be deducted from one or more future payments until this amount is paid in full.

RIDER WITHDRAWAL AMOUNT

The rider withdrawal amount will be equal to the greater of 1) and 2), where:

1)	is the withdrawal percentage multiplied by the withdrawal base;

2)	is an amount equal to the minimum required distribution amount. Prior to the 1st rider anniversary, this amount is based on the initial policy value on the rider date. After this time, the minimum required distribution is calculated based on the rules established by the IRS. The minimum required distribution may only be used if all of the following are true:

A)	the policy to which this rider is attached is a tax-qualified policy for which IRS minimum required distributions are required,

B)	the minimum required distributions do not start prior to the annuitant’s attained age 70 1/2,

C)	the minimum required distributions are based on either the Uniform Lifetime table or the Joint Life and Last Survivor Expectancy table,

D)	the minimum required distributions are based on age of the living annuitant. The minimum required distributions cannot be based on the age of someone who is deceased,

E)	the minimum required distributions are based only on the policy to which this rider is attached, and

F)	the minimum required distributions are only for the current rider year. Amounts carried over from past rider years are not considered.

If any of the above are not true, then 2) is equal to zero and it is not available as a rider withdrawal amount. An amount in addition to the amount described in 2) above, may need to be taken to satisfy minimum required distributions, in certain situations. Such additional withdrawal amount will be considered an excess withdrawal.

If you withdraw less than the rider withdrawal amount in a rider year, the unused portion cannot be carried over to the next rider year.

WITHDRAWAL BASE

The withdrawal base is used to calculate the rider withdrawal amount. On the rider date, the initial withdrawal base is equal to the policy value (less any premium enhancements if the rider is added in the first policy year). During any rider year, the withdrawal base is increased by subsequent premium payments (less any premium enhancements), and is reduced for excess withdrawals.

On each rider anniversary, the withdrawal base will be set to the greatest of:

1)	The current withdrawal base;

2)	The policy value on the rider anniversary;

3)	The highest policy value on a rider monthiversary; or

4)	The current withdrawal base immediately prior to anniversary processing increased by the growth rate percentage.

Item 3) above will be zero if there have been any excess withdrawals in the current rider year. Item 4) above will be zero after the 10th rider anniversary or if there have been any withdrawals in the current rider year.

RGMB 30 0108	(3)	(Income - Single - Enh)

ARTICLE II CONTINUED

AUTOMATIC STEP-UP FEATURE

The rider receives an automatic step-up on the rider anniversary if the withdrawal base is set equal to the policy value or the highest policy value on a rider monthiversary. This feature does not require the termination of the existing rider. This rider will continue with the same rider date and features. The rider fee percentage may be changed due to an automatic step-up, but there will be no increase in the rider fee percentage during the first five rider years. Following the fifth rider anniversary, the rider fee percentage may be increased due to an automatic step-up, but will not increase more than 0.75% from the initial rider fee percentage shown on page 1.

You have the right to reject an automatic step-up within 30 days following a rider anniversary, if the rider fee percentage increases. If you reject an automatic step-up, you must notify us in a manner which is acceptable to us. Changes as a result of the automatic step-up feature will be reversed. Any increase in the rider fee percentage will also be reversed.

WITHDRAWAL BASE ADJUSTMENTS

Gross partial withdrawals, taken in a rider year, less than or equal to the rider withdrawal amount will not reduce the withdrawal base. Excess withdrawals will reduce the withdrawal base by the withdrawal base adjustment. The withdrawal base adjustment is the greater of 1) and 2), where:

1)	is the excess withdrawal amount; and

2)	is the result of (A multiplied by B), divided by C, where:

A)	is the excess withdrawal;

B)	is the withdrawal base prior to the excess withdrawal amount; and

C)	is the policy value after the rider withdrawal amount has been withdrawn, but prior to the withdrawal of the excess withdrawal amount.

NURSING CARE OPTION

Definitions applicable to this option:

Elimination Period - 180 days within the last 365 days.

Hospital - An institution which 1) is operated pursuant to the laws of the jurisdiction in which it is located, 2) operates primarily for the care and treatment of sick and injured persons on an inpatient basis, 3) provides 24-hour nursing service by or under the supervision of registered graduate professional nurses, 4) is supervised by a staff of one or more licensed physicians, and 5) has medical, surgical and diagnostic facilities or access to such facilities.

Medical Necessity - Confinement prescribed by a physician based on the individual’s inability to sustain themselves outside of a hospital or nursing facility due to physical or cognitive ailments.

Nursing Facility - A facility, or that part of a facility, which: 1) is licensed to operate pursuant to the laws and regulations of the state in which it is located as a nursing facility or an Alzheimer’s disease facility; and 2) provides care prescribed by a physician and performed or supervised by a registered graduate nurse, in addition to room and board accommodations, 24-hour nursing services, 7 days a week by an on-site Registered Nurse and related services on a continuing inpatient basis; and 3) has a planned program of policies and procedures developed with the advice of, and periodically reviewed by, at least one Doctor; and 4) maintains a clinical record of each patient.

A nursing facility may be either a freestanding facility or a distinct part of a facility such as a ward, wing, unit, or swing bed of a hospital or other institution. If the facility complex to which an insured person is confined consists of wards, wings, floors, units, or swing-beds, the area of the facility in which such insured person is confined must be licensed as a nursing facility and the insured person’s assigned bed must be included as a part of such license.

RGMB 30 0108	(4)	(Income - Single - Enh)

ARTICLE II CONTINUED

The term “nursing facility” does not include, for example: 1) a hospital (except as provided above); 2) a rehabilitation hospital, 3) a place which is primarily for treatment of mental or nervous disorders, drug addiction, or alcoholism; 4) a home for the aged; 5) a rest home, community living center, or a place that provides domestic, resident, retirement or educational care; 6) assisted living facilities; 7) personal care homes; 8) residential care facilities; 9) adult foster care facilities; 10) congregate care facilities; 11) family and group assisted living facilities; 12) personal care boarding homes; 13) domiciliary care homes; 14) basic care facilities; or 15) similar facilities.

Physician - A Doctor of Medicine or Doctor of Osteopathy who is licensed as such and operating within the scope of the license.

Waiting Period - 12 months from the rider date.

If the annuitant is confined, due to a medical necessity, in a hospital or nursing facility and has been so confined for the elimination period, benefits from this option are available provided that the waiting period requirement has been satisfied. The elimination period and waiting period do not need to occur consecutively. The nursing care option provides an increase to the withdrawal percentage (as described in the guaranteed lifetime withdrawal benefit provision of this Article), until the annuitant is no longer confined as described above. The increase in the withdrawal percentage provided by this option will be as follows:

Attained Age at First Withdrawal	Nursing Care Option Increase Percentage
59+	100%

As an example of the nursing care option benefit, assume that the first withdrawal under the rider was taken at attained age 72 and the applicable withdrawal percentage is 6.0%. If the qualification conditions for this option are met at any later date, then the withdrawal percentage will be increased by the nursing care option increase percentage applicable for attained age 72. The applicable attained age is based on the first withdrawal of any amount from the policy value under the rider itself, and is not based on any withdrawal under the nursing care option, unless that withdrawal is also the first withdrawal of any policy value under the rider itself.

If the nursing care option increase percentage for attained age 72 is 100%, then the nursing care option benefit provides an additional 6.0% to the withdrawal percentage resulting in a total withdrawal percentage of 12.0% while the nursing care option benefit continues to be available.

We will require confirmation of confinement while benefits are being received. Confirmation of confinement must be deemed satisfactory to us. Confirmation of confinement may be a statement from a physician or a hospital or nursing facility administrator and any other information deemed necessary by us to confirm confinement. When confinement has ceased, the withdrawal percentage will be as indicated in the guaranteed lifetime withdrawal benefit provision previously described in this Article. If confinement ceases and the rider remains active, you may re-qualify by satisfying the elimination period requirement and the benefits under this option will be available.

ARTICLE III

CONTINUATION

In the case of spousal joint owners where one spouse is the annuitant, if the spouse who is not the annuitant dies and the surviving spouse is the sole beneficiary, the surviving spouse may elect to continue the policy and rider. In the case of spousal joint owners where one spouse is the annuitant, if the spouse who is the annuitant dies, this rider will terminate.

In the case of non-spousal joint owners where an owner who is not the annuitant dies, the surviving owner (who is also the sole designated beneficiary) may elect to receive lifetime income payments under this rider instead of receiving any benefits applicable to the policy. The lifetime income payments must begin no later than 1 year after the owner’s death and will be equal to the rider withdrawal amount divided by the number of payments made per year. Once the payments begin, no additional premium payments will be accepted and no additional withdrawals will be paid.

RGMB 30 0108	(5)	(Income - Single - Enh)

ARTICLE III CONTINUED

ANNUITIZATION

On the maximum annuity commencement date, you will have the option to receive lifetime income payments that are no less than your rider withdrawal amount each year. This option will also guarantee that the sum of all income payments received over time will equal or exceed the policy value on the maximum annuity commencement date. If the annuitant should die before the sum of all income payments received equals or exceeds the policy value on the maximum annuity commencement date, the annuitant’s beneficiary will receive a final payment equal to the difference.

RIDER UPGRADE

You may elect, in writing, to upgrade the withdrawal base to the policy value within 30 days after the fifth rider anniversary and every fifth rider anniversary thereafter, subject to the issue age restrictions on the new rider. If an upgrade is elected, this rider will terminate and a new rider with the same features will be issued with a new rider date. The new rider will have its own growth rate percentage which may be lower than this rider’s growth rate percentage. The new rider will have its own rider fee percentage which may be higher than this rider’s rider fee percentage.

At the time of upgrade, the rider withdrawal amount will be recalculated based on the new withdrawal base.

The new rider date will be the date the Company receives all information necessary, in a written form acceptable to the Company, to process the upgrade.

Signed for us at our home office.

/s/ Bronda K.Clancy
SECRETARY	PRESIDENT

RGMB 30 0108	(6)	(Income - Single - Enh)